As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The BISYS Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3532663 (I.R.S. Employer Identification No.)

90 Park Avenue, New York, New York 10016
(212) 907-6000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Kevin J. Dell, Esq.
Executive Vice President, General Counsel and Secretary
The BISYS Group, Inc.
90 Park Avenue
New York, New York 10016
(212) 907-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stewart E. Lavey, Esq.
Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932
(973) 360-1100

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [  ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Cover continued on next page

Calculation of Registration Fee

Title of		Proposed	Proposed
each class		maximum	maximum
of securities	Amount	offering	aggregate	Amount of
to be	to be	price per	offering	registra-
registered	registered(1)	share(2)	price(2)	tion fee

Common	2,797,753	$14.355	$40,161,745	$3,250
Stock, $0.02	shares
par value, (including Common Stock purchase rights)(3)

(1)	This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered hereby by reasons of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)	The proposed maximum offering price per share is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a price of $14.355 per share, which was the average of the high and low sale prices of Common Stock on the New York Stock Exchange on November 12, 2003.

(3)	Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

THE BISYS GROUP, INC.

2,797,753 SHARES OF COMMON STOCK

     This prospectus relates to the offer and sale of up to 2,797,753 shares of our common stock by the selling stockholders named in this prospectus. The selling stockholders acquired the shares in connection with our acquisition of USA Insurance Group, Inc. by merger.

     You should carefully consider the risks of an investment in our common stock. Risk Factors begin on page 6 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The selling stockholders may sell the shares from time to time in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers–dealers. Broker-dealers may receive compensation in the form of discounts, concessions or commissions. The timing and amount of any sale are within the sole discretion of the selling stockholders. We will not receive any of the proceeds from the sale of shares.

     Our common stock is listed on the New York Stock Exchange under the symbol “BSG”. The closing price of our common stock as reported on the New York Stock Exchange on November 12, 2003 was $14.55.

     The date of this Prospectus is            , 2003.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
BISYS
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
INDEX TO EXHIBITS
REGISTRATION RIGHTS AGREEMENT
OPINION OF DRINKER BIDDLE & REATH LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP
POWERS OF ATTORNEY

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, and plans and objectives of management are forward-looking statements. When used in this prospectus or incorporated by reference herein, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and in documents incorporated by reference herein are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at prescribed rates at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located in New York, New York and Chicago, Illinois. You may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the SEC’s internet site located at http://www.sec.gov.

     We have filed with the SEC a registration statement under the Securities Act of 1933 covering the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information included in the registration statement. You may read the registration statement or obtain a copy from the locations described above.

Incorporation by Reference

     The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate this offering.

     • Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the SEC on September 19, 2003 (SEC File No. 0-19922);

     • Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed with the SEC on November 12, 2003 (SEC File No. 0-19922); and

     • The description of our common stock and purchase rights for shares of our common stock attached to our common stock described in our registration statements on Form 8-A filed on February 27, 2002 with the SEC pursuant to Section 12 of the Securities Exchange Act (SEC File No. 0-19922) and any amendment or report filed for the purpose of updating those descriptions.

     You may request a copy of any document incorporated by reference at no cost, by writing or telephoning us at:

The BISYS Group, Inc.
90 Park Avenue
New York, New York 10016
Attention: Secretary
Telephone: (212) 907-6000

     We will not include the exhibits to those documents you request, except for exhibits specifically incorporated by reference.

     You should rely only on the information we provide in this prospectus or incorporate by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or incorporated by reference is accurate only as of the date of this prospectus or the date of the applicable document incorporated by reference, and you should not assume that the information is accurate as of any other date. This prospectus does not constitute an offer to sell or solicitation of an offer to purchase our common stock in any jurisdiction where the offer is not permitted.

BISYS

     BISYS, together with our wholly-owned subsidiaries, supports more than 20,000 financial institutions and corporate clients through three principal business groups: BISYS Investment Services, BISYS Insurance and Education Services, and BISYS Information Services.

     Our services include:

•	distributing and administering mutual funds, hedge funds, private equity funds and other investment products;

•	retirement plan recordkeeping and support of employers and IRA holders with ERISA plan documents and ancillary services;

•	life and commercial property/casualty insurance distribution solutions;

•	professional certification training and continuing education, and licensing and compliance-related products and services; and

•	information processing and check imaging solutions.

     We were organized in August 1989 to acquire certain banking and thrift data processing operations of Automatic Data Processing, Inc. (“ADP”). Our initial business was established in 1966 by United Data Processing, Inc., the predecessor of the banking and thrift data processing operations of ADP. Together with our predecessors, we have provided outsourcing solutions to the financial services industry for more than 37 years.

     The selling stockholders identified in this prospectus are the former stockholders of USA Insurance Group, Inc. See “Selling Stockholders”. In November 2003, we acquired all of the outstanding equity interests in USA Insurance Group, Inc. by merger. USA Insurance Group distributes property and casualty insurance and reinsurance products and provides related services in risk identification, underwriting loss control and claims administration. USA Insurance Group is now a part of our Insurance and Education Services group.

     We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 90 Park Avenue, New York, New York 10016 (telephone (212) 907-6000).

RISK FACTORS

     An investment in our common stock involves significant risks. You should carefully consider the risk factors described below, together with the other information contained or incorporated by reference in this prospectus, before you make a decision on whether to purchase any shares of common stock offered by this prospectus.

RISKS RELATED TO OUR BUSINESS

Our business can be significantly affected by direct and indirect governmental regulation, which reduces our flexibility and increases the costs of doing business.

     Our business is affected by federal, state and foreign regulations. Our noncompliance with these regulations could result in the suspension or revocation of our licenses or registrations, including broker-dealer licenses and registrations, and insurance producer licenses and registrations. Regulatory authorities could also impose on us civil fines and criminal penalties for noncompliance.

     Some of our subsidiaries are registered with the Securities Exchange Commission as broker-dealers. Much of the federal regulation of broker-dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers, Inc. and the national securities exchange. Broker-dealers are subject to regulations which cover all aspects of their securities business, including, for example:

•	sales methods;

•	trading practices;

•	use and safekeeping of customers’ funds and securities;

•	capital structure;

•	recordkeeping; and

•	the conduct of directors, officers and employees.

     The operations of our broker-dealers and their profitability could be affected by:

•	federal and state legislation;

•	changes in rules and regulations of the SEC, banking and other regulatory agencies, and self-regulatory agencies; and

•	changes in the interpretation or enforcement of existing laws, rules and regulations.

     Banks and other depository institutions with whom we do business are also subject to extensive regulation at the federal and state levels under laws and regulations applicable to regulated financial institutions. They are also subject to extensive examination and oversight by federal and state regulatory agencies. Changes in the laws, rules and regulations affecting our client banks and financial institutions, and the examination of their activities by applicable regulatory agencies could adversely affect our results of operations.

     Some of our subsidiaries, and officers and employees of these subsidiaries, are required to be licensed as insurance producers in various jurisdictions in which we conduct our insurance services business. They are subject to regulation under the insurance laws and regulations of these jurisdictions. Changes in the laws, rules and regulations affecting licensed insurance producers could adversely affect our operations.

     A portion of our revenues in our Insurance and Education Services group are based on income tax-driven and estate planning-driven sales of life insurance and annuity products. Changes in laws, rules and regulations relating to income taxes and estate taxes could adversely affect this portion of our business.

Our revenues and earnings are subject to changes in the securities markets.

     A significant portion of our earnings are derived from fees based on the average daily market value of the assets we administer for our clients. Changes in interest rates or a substantial decline in the securities market could influence an investor’s decision whether to invest or maintain an investment in an investment vehicle administered by us. As a result, fluctuations could occur in the amount of assets which we administer. If investors were to seek alternatives to those investment vehicles, it could have a negative impact on our revenues by reducing the amount of assets we administer. Changes in the securities markets could also have a negative impact on demand for our securities training and education products and services.

Consolidation in the banking and financial services industry could adversely impact our business by eliminating the number of existing and potential clients.

     There has been and continues to be merger, acquisition and consolidation activity in the banking and financial services industry. Mergers or consolidations of banks and financial institutions in the future could reduce the number of our clients or potential clients. A smaller market for our services could have a material adverse impact on our business and results of operations. Also, it is possible that the larger banks or financial institutions that result from mergers or consolidations could decide to perform some or all of the services themselves which we currently provide or could provide. If that were to occur, it could have a material adverse impact on our business and our results of operations.

Our acquisition strategy subjects us to risks, including increased debt, assumption of unforeseen liabilities and difficulties in integrating operations.

     Since our founding, we have acquired a number of other companies. We may make additional acquisitions. We cannot predict if or when any additional acquisitions will occur or whether they will be successful.

     Acquiring a business involves many risks, including:

•	incurrence of unforeseen obligations or liabilities;

•	difficulty in integrating the acquired operations and personnel;

•	difficulty in maintaining uniform controls, procedures and policies;

•	possible impairment of relationships with employees and customers as a result of the integration of new personnel;

•	risk of entering markets in which we have minimal prior experience;

•	decrease in earnings as a result of non-cash charges;

•	dilution to existing stockholders from the issuance of our common stock to make or finance acquisitions; and

•	incurrence of debt.

Our systems may be subject to infiltration by unauthorized persons.

     We maintain and process data on behalf of our clients, some of which is critical to the business operations of our clients. For example, our Information Services group maintains account information for our bank and insurance company clients we service, and our Investment Services group maintains transfer agency records and processes trades for our mutual fund clients. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Disruption of our disaster recovery plans and procedures in the event of a catastrophe could adversely affect our operations.

     We have made a significant investment in our infrastructure, and our operations are dependent on our ability to protect the continuity of our infrastructure against damage from catastrophe or natural disaster, breach of security, loss of power, telecommunications failure or other natural or man-made events. A catastrophic event could have a direct negative impact on us or an indirect impact on us by adversely affecting our customers, the financial markets or the overall economy. While we have implemented business continuity and disaster recovery plans, it is impossible to fully anticipate and protect against all potential catastrophes. If our business continuity and disaster recovery plans and procedures were disrupted or unsuccessful in the event of a catastrophe, we could experience a material adverse interruption of our operations.

We face significant competition from other companies.

     Many of our competitors are well-established companies, and some of them have greater financial, technical and operating resources than we do. Competition in our business is based primarily upon:

•	pricing;

•	quality of products and services;

•	breadth of products and services;

•	new product development; and

•	the ability to provide technological solutions.

We depend on key management personnel, most of whom do not have long-term employment agreements.

     Our success depends upon the continued services of our key senior management personnel, including our executive officers and the senior managers of our businesses. None of our executive officers have employment agreements with us and substantially all of our other senior management personnel do not have employment agreements with us. The loss or unavailability of these individuals could have a material adverse effect on our business prospects.

We depend on our ability to attract and retain skilled personnel.

     Our success depends on our ability to attract and retain highly skilled personnel in all areas of our business. We cannot assure that we will be able to attract and retain personnel on acceptable terms in the future. Our inability to attract and retain highly skilled personnel could have an adverse effect on our business prospects.

RISKS RELATED TO OUR COMMON STOCK

We do not intend to pay dividends.

     We have never paid cash dividends to stockholders and do not anticipate paying cash dividends in the foreseeable future. In addition, our existing credit facility limits our ability to pay cash dividends.

Our stock price has been and is likely to continue to be volatile.

     The market price of our common stock has been volatile. From July 1, 2002 to November 12, 2003, the last sale price of our common stock ranged from a low of $12.95 per share to a high of $32.20 per share.

Future sales of our common stock may depress our stock price.

     Sales of a substantial number of shares of our common stock in the public market, or the appearance that such shares are available for sale, could adversely affect the market price for our common stock. As of September 30, 2003, we had 119,602,329 shares of common stock outstanding. As of September 30, 2003, we also had options to purchase 14,087,279 shares of our common stock outstanding, 8,394,136 shares of our common stock reserved for issuance pursuant to options available for issuance under our stock option plans and employee stock purchase plan, and 8,983,740 shares of our common stock reserved for issuance upon the conversion of our 4% Convertible Subordinated Notes due 2006.

Anti-takeover effects of certain by-law provisions, Delaware law, and our shareholder rights plan could discourage, delay or prevent a change in control.

     We have a shareholder rights plan. Under the plan, if a person or group were to acquire or announce the intention to acquire 15% or more of our outstanding shares of common stock, and in some cases 10%, each right would entitle the holder, other than the acquiring person or group, to purchase shares of our common stock at $175, the exercise price of the right, with a value of twice the exercise price. This plan could have the effect of discouraging, delaying or preventing persons from attempting to acquire us.

     In addition, the Delaware General Corporation Law, to which we are subject, prohibits, except under circumstances specified in the statute, a corporation from engaging in any mergers, significant sales of stock or assets, or business combinations with any stockholder or group of stockholders who own at least 15% of our common stock.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale by any selling stockholder of the shares offered in this prospectus. All of the proceeds from the sale of the shares will be paid directly to the selling stockholders.

SELLING STOCKHOLDERS

     All of the shares offered by this prospectus are to be sold for the account of the selling stockholders shown in the table below. When we refer to the “selling stockholders” in this prospectus, we mean those persons listed in the table below and the donees, pledgees, transferees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares covered by this registration statement received from the selling stockholders after the date of this prospectus.

     The selling stockholders are the former stockholders of USA Insurance Group, Inc. The shares covered by this prospectus were issued to them as consideration for our acquisition of USA Insurance Group, Inc. by merger. In connection with our acquisition, the selling stockholders agreed that they would not sell or otherwise dispose of the shares other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

     We granted registration rights to the selling stockholders under a registration rights agreement between the selling stockholders and us.

     We agreed to file at our expense a registration statement with the SEC covering the shares we issued to the selling stockholders in the merger and to use our best efforts to keep the registration statement effective until the earlier of the sale of all those shares or November 10, 2005. We will prepare and file at our expense any amendments and/or supplements to the registration statement as may be necessary until all of the shares have been sold pursuant to the registration statement or until our registration obligations have ended.

     The following table sets forth information, as of the date of this prospectus, with respect to the selling stockholders:

	Common Stock	Maximum	Common Stock Beneficially
	Beneficially	Amount	Owned After Offering[2]
	Owned Prior	Offered
Selling Stockholder	to Offering	Hereby[1]	Amount	Percent

Nancy A. Birt	5,716	5,716	0	0
Jacalyn Love DeVries[3]	38,108	38,108	0	0
Krista M. Foglemen and Todd W. Crawford, as tenants by the entirety	2,858	2,858	0	0
Jord C. Hauge	22,007	22,007	0	0
Kingsway America, Inc.	743,338 [4]	707,538	35,800	*
James P. Love, IRA, Wachovia Securities, custodian	5,647	5,647	0	0
Marguerite Love, as Trustee of the Marguerite Love Revocable Trust[5]	267,695 [6]	267,695	0	0
Patricia A. Love	38,108	38,108	0	0
Philip W. Love II, as Trustee of the Philip W. Love II Revocable Trust[7]	95,325	95,325	0	0
Richard P. Love, Jr., as Trustee of the Richard P. Love, Jr. Revocable Trust[8]	1,242,696 [9]	1,242,696	0	0
Richard P. Love III	23,351	23,351	0	0
Robert J. Love, IRA, Wachovia Securities, custodian	17,960	17,960	0	0
William F. Love	4,763	4,763	0	0
David R. Tooley[10]	286,530	286,530	0	0
David Zellmer	6,573	6,573	0	0
Lisa M. Zizzo	32,878	32,878	0	0

*	Less than 1%.

1	This prospectus also covers any additional shares of common stock that may become issuable in connection with the shares of common stock offered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

2	Assumes all of the shares offered by this prospectus are sold.

3	Prior to our acquisition of USA Insurance Group, Ms. DeVries was Vice President — Operations and a director of USA Insurance Group.

4	Includes 35,800 shares of common stock owned by an affiliated entity.

5	Prior to our acquisition of USA Insurance Group, Ms. Love was a director of USA Insurance Group.

6	Excludes 1,242,696 shares of common stock beneficially owned by Richard P. Love, Jr., Ms. Love’s husband.

7	Prior to our acquisition of USA Insurance Group, Mr. Love was a director of USA Insurance Group.

8	Mr. Love is President of USA Insurance Group, a wholly owned subsidiary of BISYS. Prior to our acquisition of USA Insurance Group, Mr. Love was Chairman, President and a director of USA Insurance Group.

9	Excludes 267,695 shares of common stock beneficially owned by Marguerite Love, Mr. Love’s wife.

10	Prior to our acquisition of USA Insurance Group, Mr. Tooley was Executive Vice President, Treasurer, Secretary and a director of USA Insurance Group.

PLAN OF DISTRIBUTION

     We are registering the shares for the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling stockholders will be responsible to pay brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

     The selling stockholders may offer and sell their shares at various times in one or more of the following transactions:

•	on the New York Stock Exchange;

•	in negotiated transactions;

•	through short sales of shares;

•	through put or call transactions; or

•	in a combination of any of the above transactions.

     The selling stockholders may sell their shares at market prices prevailing at the time of sale or at negotiated prices.

     The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom those broker-dealers may act as agents or to whom they sell as principal, or both. The compensation could, as to a particular broker-dealer, be in excess of customary commissions.

     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to those broker-dealers or other financial institutions of shares offered by this prospectus, which shares the broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect the transactions).

     The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

     The selling stockholders and any broker-dealers or agents that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions received by broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain liabilities, including liabilities arising under the Securities Act.

     Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may also be subject to the anti-manipulative provisions of Regulation M under the Securities Exchange Act as it may apply to their sales in the market. These provisions may restrict the timing of purchases and sales.

     If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which shares were sold;

•	the commissions paid or discounts or concessions allowed to broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

     In addition, if we are notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omits to state any material fact required to be stated in this prospectus or necessary to make the statements not misleading in the light of the circumstances then existing. If this type of event occurs, we will prepare and file with the SEC a supplement or amendment to this prospectus, the registration statement or any document incorporated by reference. The selling stockholders will not be able to sell the shares covered by this prospectus if we notify them of this type of event until we deliver to them a supplement or amendment.

LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for us by Drinker Biddle & Reath LLP, Florham Park, New Jersey.

EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The BISYS Group, Inc. for the year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Registration Fee-Securities and Exchange Commission	$3,250
Accounting Fees and Expenses	9,000
Legal Fees and Expenses	7,500
Miscellaneous Expenses	2,000

TOTAL	$21,750

All of the foregoing estimated expenses are being borne by The BISYS Group, Inc. (the “Registrant”).

Item 15. Indemnification of Directors and Officers

     The Registrant is organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

     A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrants’ By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

     The Registrant’s Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers’ liability insurance.

Item 16. Exhibits

(a) Exhibits

     The following exhibits are filed as part of this Registration Statement:

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended by Certificates of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001, Commission File No. 0-19922).

3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, Commission File No. 0-19922).

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement, Registration No. 33-45417).

4.2*	Registration Rights Agreement dated November 10, 2003 between the Registrant and the former stockholders of USA Insurance Group, Inc. named therein.

5*	Opinion of Drinker Biddle & Reath LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

24*	Powers of Attorney

*	Filed herewith

Item 17. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 2003.

THE BISYS GROUP, INC

By:	/s/ Dennis R. Sheehan

Dennis R. Sheehan
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Dennis R. Sheehan Dennis R. Sheehan	President and Chief Executive Officer and director (principal executive officer)	November 13, 2003

/s/James L. Fox James L. Fox	Executive Vice President and Chief Financial Officer (principal accounting and financial officer)	November 13, 2003

*	Chairman of the Board and Director	November 13, 2003
Lynn J. Mangum

*	Director	November 13, 2003
Dennis A. Bovin

*	Director	November 13, 2003
Robert J. Casale

Signature	Title	Date

*	Director	November 13, 2003
Thomas A. Cooper

*	Director	November 13, 2003
Paula G. McInerney

*	Director	November 13, 2003
Thomas E. McInerney

*	Director	November 13, 2003
Joseph J. Melone

*Dennis R. Sheehan hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 13, 2003 pursuant to a power of attorney filed herewith.

By:	/s/Dennis R. Sheehan

Dennis R. Sheehan
Attorney-in-fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.2	Registration Rights Agreement dated November 10, 2003 between the Registrant and the former stockholders of USA Insurance Group, Inc. named therein.

5	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

24	Powers of Attorney